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                                                                      EXHIBIT 16





April 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 25, 2002, of Dexterity Surgical, Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             /s/ Ernst & Young LLP